UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2025 (June 4, 2025)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11011 Sunset Hills Road, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	GD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 4, 2025, General Dynamics Corporation (the “company”) announced that Danny Deep, currently executive vice president, Combat Systems, has been promoted to executive vice president, Global Operations.

“Danny will focus on improving operating performance across each of the company’s business units during this period of growth and change. Danny is a proven leader and has spent the last 24 years with the company in various operating roles and has deep experience and demonstrated results. Each of our business units will benefit from his leadership and focus on enhanced operating performance,” said Phebe Novakovic, chairman and chief executive officer.

Jason Aiken will take over as executive vice president, Combat Systems, and will retain Mission Systems as part of his portfolio.

“We are looking forward to Jason expanding his portfolio and continuing his contribution to the company,” said Novakovic.

Amy Gilliland has been promoted to executive vice president and will remain president of General Dynamics Information Technology.

Mark Burns has been promoted to executive vice president and will remain president of Gulfstream.

“I am pleased to welcome Amy and Mark to the select group of operating officers upon whom we confer broader corporate responsibilities,” said Novakovic.

Rob Smith, executive vice president, Marine Systems, will continue in his position including the responsibility for all Marine Systems major contracting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

	By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos Senior Vice President, General Counsel and Secretary (Authorized Officer)

Dated: June 4, 2025